UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2022

ARES REAL ESTATE INCOME TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.                              Entry into a Material Definitive Agreement.

Purchase Agreement for Sherman Portfolio

On April 7, 2022, AREIT Acquisitions LLC, a wholly-owned subsidiary of Ares Real Estate Income Trust Inc. (the “Company”), entered into a Real Estate Purchase and Sale Agreement (the “Agreement”) with BES Wycliff Fund X, LLC, BES Wycliff Fund XI, LLC, AGE Dallas Wycliff LLC, Axis Linden LLC, and J-L XXI Wycliff, LLC (collectively, the “Wycliff Sellers”), BES Axis 110 Fund XII, LLC, BES Axis 110 Fund XIII, LLC, BES Axis 110 Investor M, LLC, BES Axis 110 Investor H, LLC, and BES Axis 110 Investor R, LLC (collectively, the “A110 Sellers”), BES Maple Fund X LLC, BES Maple Fund XI LLC, BES Maple Fund XII LLC and Beverly 95th Street Properties II, LLC (collectively, the “Maple Sellers”), BES Savannah Oaks Fund XII, LLC and BES Savannah Oaks Fund XIII, LLC (together, the “Savannah Sellers”), and BES Stone Oak XII, LLC, BES Stone Oak XIII, LLC, BES Stone Oak Investor CL, LLC, and BES Stone Oak Investor ENS-1 LLC (collectively, the “Wiregrass Sellers” and together with the Wycliff Sellers, the A110 Sellers, the Maple Sellers and the Savannah Sellers, the “Seller”) to acquire a 100% interest in five multi-family apartment projects totaling 1,667 units (the “Sherman Portfolio”). The Sherman Portfolio is located across the San Antonio and Dallas markets and is currently 94.8% leased. Upon consummation of the acquisition, the lease agreements with customers and other entities are expected to be assigned to and assumed by the Company through its wholly-owned subsidiaries.

The total purchase price is expected to be $448,000,000, subject to customary prorations and exclusive of transfer taxes, due diligence expenses, and other closing costs. The Seller is not affiliated with the Company or its affiliates. The Company’s due diligence was completed prior to execution of the Agreement and concurrent with or promptly following the execution of the Agreement, the Company has or will deposit $10,000,000 into an escrow account, which amount is required to proceed to closing. The Company plans to fund this acquisition using proceeds from the Company’s public offering and borrowings from the Company’s corporate line of credit.

The acquisition of the Sherman Portfolio is expected to close during the second quarter of 2022. There is no assurance that the Company will be able to purchase the Sherman Portfolio on the terms set forth herein. The consummation of the acquisition is subject to the Company’s completion of various closing conditions to be met by the parties. If the Company does not close on the acquisition, there are circumstances under which it may forfeit the deposit it has funded.

Forward-Looking Statement

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisition of the Sherman Portfolio) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Company’s ability to satisfy conditions precedent to borrowing funds under its corporate line of credit and complete the acquisition of the Sherman Portfolio, and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.
April 13, 2022
	By:	/s/ LAINIE P. MINNICK
Lainie P. Minnick Managing Director, Chief Financial Officer and Treasurer